Exhibit 10.3
PROMISSORY NOTE

Principal $1,500,000.00	Loan Date 06-15-2009	Maturity 06-15-2010	Loan No 52-01-000295	Call / Coll	Account	Officer MTL	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Halifax Corporation of Virginia 5250 Cherokee Avenue Alexandria, VA 22312	Lender:	Sonabank, a State chartered bank Warrenton Loan Production Office 550 Broadview Avenue Warrenton, VA 20186
IMPORTANT NOTICE
THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Principal Amount: $1,500,000.00	Initial Rate: 8.000%	Date of Note: June 15, 2009
PROMISE TO PAY. Halifax Corporation of Virginia (“Borrower”) promises to pay to Sonabank, a State chartered bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million Five Hundred Thousand & 00/100 Dollars ($1,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 15, 2010. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 15, 2009, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing,
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime as published in the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate, change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.750 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 8.000% per annum. NOTICE: Under no circumstances will the interest rate on this Note be less than 8.000% per annum or more than the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.
PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Sonabank, a State chartered bank, Warrenton Loan Production Office, 550 Broadview Avenue Warrenton, VA 20186.
LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 8.000% of the unpaid portion of the regularly scheduled payment.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (Including any increased rate). Upon default, the interest rate on this Note shall be increased to 21.000% per annum. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower’s existence as a going business, or a trustee or receiver is appointed for Borrower or for all or a substantial portion of the assets of Borrower, or Borrower makes a general assignment for the benefit of Borrower’s creditors, or Borrower files for bankruptcy, or an involuntary bankruptcy petition is filed against Borrower and such involuntary petition remains undismissed for sixty (60) days.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Loan No: 52-01-000295	PROMISSORY NOTE (Continued)	Page 2
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.
Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.
Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.
LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable, and then Borrower will pay that amount.
ATTORNEYS’ FEES; EXPENSES. Subject to any limits under applicable law, upon default, Borrower agrees to pay Lender’s attorneys’ fees and all of Lender’s other collection expenses, whether or not there is a lawsuit, including without limitation legal expenses for bankruptcy proceedings.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Virginia without regard to its conflicts of law provisions. This Note has been accepted by Lander in the Commonwealth of Virginia.
CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the applicable courts for Fauquier County, Commonwealth of Virginia.
CONFESSION OF JUDGMENT. Upon a default in payment of this Note at maturity, whether by acceleration or otherwise, Borrower hereby irrevocably authorizes and empowers William Lagos or Marie Leibson as Borrower’s attorney-in-fact to appear in the Fauquier County clerk’s office and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full.
DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $35.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.
COLLATERAL. Borrower acknowledges this Note is secured by A first lien on all business assets.
LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.
OPERATING ACCOUNT PROVISION. Borrower is to maintain it’s primary operating accounts with Lender throughout the term of the loan. In the event that any main or primary operating accounts are not maintained with Lender, the effective interest rate will be increased by 2.0% over the rate noted in the loan documents.
PROPERTY. No further encumbrance of the Property shall be permitted without the prior written consent of the Lender.
EQUITY POSITION. If at any time during the term of the Loan the equity position of the Borrower falls below the current position of $3,500,00, such a fall will constitute an event of default under the Loan and pursuant to the Loan documents.
DEBT SERVICE. If at any time during the term of the Loan the debt service coverage falls below 1.25X, such a fall will constitute an event of default under the Loan documents.
FIELD EXAM. Field Exam will be performed annually on both accounts and inventory.
COLLATERAL. Lender will require an assignment of all receivables payments, collections, and proceeds of receivables and Borrower will collect all such amounts and post them to the designated lock-box account. Borrower shall pay a monthly lock-box fee of $500. All proceeds of receivables which may from time to time come into the possession of the Borrower shall be held in trust for the Lender, segregated from the other funds of the Borrower, and be delivered to the Lender immediately in the form received with any necessary endorsement for deposit into Borrower’s account, such delivery in no event to be later than one (1) business day after receipt thereof by the Borrower. In addition, the Borrower shall not adjust, settle, or compromise the amount or payment of any receivable, release wholly or partly any account debtor or obligor for any receivable, or allow any credit or discount on any receivable other than in the normal course of business, without the prior written consent of the Lender.
Accounts receivable reports to be uploaded at least semi-monthly through the SABL system and summary inventory listing will be submitted to Lender by Borrower monthly.

Loan No: 52-01-000295	PROMISSORY NOTE (Continued)	Page 3
ADVANCES. Pursuant to the terms and conditions of the Loan, Lender shall make advances to the Borrower from time to time during the term of the Loan upon Borrower’s request, provided that the outstanding principal amount of such advances may not exceed the lesser of (i) $1,500,000.00 or (ii) the Borrowing Base (as defined herein) (such amount being the “Revolving Commitment”). Within that limit, and subject to the other terms and conditions of the Loan, the Borrower may from time to time borrow, prepay, and re-borrow revolving advances.
“Borrowing Base” means, as of any date of its determination by the Lender, 85% of the value of the Eligible Accounts (defined herein) of the Borrower.
“Eligible Accounts” means, with respect to the Borrower and as of any date of its determination by the Lender, the accounts receivable of such Borrower which are reflected on the balance sheet of such Borrower as of such date in accordance with generally accepted accounting principles, excluding, however:
(a) accounts receivable in which the Lender does not have a first priority perfected security interest (Including accounts receivable governed by the Federal Assignment of Claims Act unless properly assigned pursuant to that ACT) and accounts receivable which are not “accounts” as such term is defined in the Virginia Uniform Commercial Code (Including those represented by any promissory note, trade acceptance, chattel paper, draft, or other instrument);
(b) accounts receivable which did not arise from an enforceable order or contract for the absolute and finial sale of the inventory or services of the Borrower or accounts receivable for which the sales or services have not been fully performed in the ordinary course of business of the Borrower;
(c) accounts receivable which are older than 90 days after the date of the invoice that generated such accounts receivable;
(d) accounts receivable which are subject to any contest or offset, including contra accounts, or which have been disputed;
(e) accounts receivable which were not generated in an arm’s length transaction or are accounts receivable from any affiliate of the Borrower and any accounts receivable which have already been included as Eligible Accounts from such affiliates;
(f) accounts receivable which are otherwise unacceptable as collateral, including foreign and bonded, as determined by the Lender according to the reasonable policies of the Lender.
SABL. Sonabank Asset Based Lending (SABL) is a proprietary asset based lending system utilized to monitor asset based lines of credit.
System balances are checked and updated prior to any draw or payment requests being processed. Transactions that have not yet posted into SABL may affect your ability to borrow or pay on your line as the borrowing base will be recalculated when these new transactions are recorded. All transactions requested through the SABL system during normal business hours will be processed the same day. Transactions requested after normal business hours will be processed the following business day.
PREPAYMENT. The Borrower may elect to prepay all or part of the interest and/or principal of any advance without penalty. If at any time during the term of this Agreement, the aggregate outstanding principal amount of advances exceeds the Revolving Commitment, the Borrower shall upon demand pay to the Lender for application against the advances an amount equal to the amount of such excess, together with any accrued but unpaid interest on the principal amount prepaid, so that such excess is eliminated.
     In the event that the line is paid and closed prior to maturity a 2% penalty will apply and be assessed based on the maximum credit limit of the facility.
REPAYMENT. Lender will apply all receipted payments through the lockbox account to the outstanding principal balance due. In the event that there is no outstanding balance the receipted funds will be transferred to the primary operating account of the borrower.
Lender shall automatically debit from Borrower’s account all interest payments and monthly fees. The aggregate outstanding principal amount of the advances, as well as any unpaid interest or other accrued and unpaid costs, fees and expenses, shall be due and payable in full by Borrower on the Loan maturity date.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Sonabank, a State chartered bank Warrenton Loan Production Office 550 Broadview Avenue Warrenton, VA 20186.
GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

Loan No: 52-01-000295	PROMISSORY NOTE (Continued)	Page 4
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.
THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.
BORROWER:

HALIFAX CORPORATION OF VIRGINIA
By:	/s/ Joseph Sciacca	(seal)
Joseph Sciacca, Chief Financial Officer of Halifax
Corporation of Virginia

LASER PRO Lending, VA S.42.00.004 Corp, Harland Financial Solutions, Inc. 1957, 2009. All Rights Reserved, VA c:\CFRLPLICAO.FC TR-1743 PR-22
STATE COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF FAIRFAX; to wit:
     The foregoing document was acknowledged before me in the foregoing jurisdiction this 15th day of JUNE 2009, by JOSEPH SCIACCA.

/s/ Suzanne K. Green
Notary Public
My commission expires: September 30, 2009
Registration Number: 123531